Exhibit 99.1

For Immediate Release	Contact: Lynn Liddle, Executive Vice President, Communications, Investor Relations and Legislative Affairs (734) 930-3008

Domino’s Pizza Announces Accelerated Share Repurchase Program upon

Completion of Recapitalization

ANN ARBOR, Michigan, October 27, 2015: Domino’s Pizza, Inc. (NYSE: DPZ), the recognized world leader in pizza delivery, announced that it had completed a recapitalization transaction on October 21, 2015 and intends to use the majority of the available excess proceeds for an accelerated share repurchase (ASR) program.

The Company announced an $800 million share repurchase authorization, which replaces its previous $200 million open market share repurchase program. As part of the new authorization, the Company will conduct a $600 million ASR.

J. Patrick Doyle, Domino’s President and Chief Executive Officer, said: “Our business is flourishing. We’re proud of the ongoing returns this is driving for both our shareholders and franchisees in the form of share appreciation, regular dividends, open market share repurchases – and store profitability. We were also able to use our balance sheet and strong relationships with lenders to provide an additional opportunity for shareholders through an accelerated share repurchase program.”

Accelerated Share Repurchase Program

•	$600 million program.
•	Begins in the fourth quarter of 2015 with expected completion by the end of the first quarter of 2016.

Recapitalization Elements

•	Whole-business securitization refinancing with proceeds of $1.3 billion in new fixed rate notes with the following tranches:
o	$500 million 3.484% Class A-2-I notes with an anticipated repayment date of October 2020.
o	$800 million 4.474% Class A-2-II notes with an anticipated repayment date of October 2025.
o	The new fixed rate notes have scheduled principal payments of 1% of the principal each year, which equates to approximately $13 million per year in years 1-5.

•	$125 million in variable funding notes, which were undrawn at closing, subject to approximately $46.2 million in undrawn letters of credit. This facility replaces the existing $100 million variable funding note facility.

•	Use of proceeds:
o	prepay and retire 35% of its existing 2012 notes at par, for approximately $551 million on October 26th,
o	pay $22 million in amortization catch-up on the 2012 notes (expected in January 2016),
o	pay debt issuance and other costs,
o	conduct a $600 million ASR program as part of the $800 million authorization, and
o	utilize remaining proceeds for general corporate purposes which may include additional share repurchases.

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Domino’s Pizza Recapitalization, Page Two

•	$963 million 5.216% 2012 Class A-2 Notes remain outstanding with an anticipated maturity of January 2019.
o	A $22 million amortization catch-up payment is expected to be made in January 2016 on these notes.
o	An additional $25 million of principal payments are scheduled to be made in 2016.

•	Estimated Fourth Quarter Impacts
o	Debt issuance costs of approximately $17 million, to be amortized into interest expense over the weighted average life of the deal.
o	Pre-tax interest expense charges of between $9 and $10 million, in the fourth quarter of 2015.
¡	These include the write-off of the debt issuance costs related to the 35% of the 2012 notes that were prepaid and retired, as well as other interest charges, and will be adjusted out as Items Affecting Comparability in the fourth quarter.
o	Separately, from a non-interest expense perspective, there will also be approximately $1 million of other non-capitalized deal costs which will be expensed in the fourth quarter.

Conference Call Information

Domino’s Pizza, Inc. will hold a conference call on Wednesday, October 28th at 10 a.m. (Eastern) to review the completed refinancing and use of proceeds. The call can be accessed by dialing (888) 400-9978 (U.S./Canada) or (706) 634-4947 (International). Ask for the Domino’s Pizza conference call. The call will also be webcast at biz.dominos.com. If you are unable to participate on the call, a replay will be available for 30 days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International), Conference ID 61237765. The webcast will also be archived for 30 days on biz.dominos.com.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the recognized world leader in pizza delivery, with a significant business in carryout pizza. It ranks among the world’s top public restaurant brands with a global enterprise of more than 12,100 stores in over 80 international markets. Domino’s had global retail sales of over $8.9 billion in 2014, comprised of more than $4.1 billion in the U.S. and nearly $4.8 billion internationally. In the third quarter of 2015, Domino’s had global retail sales of over $2.1 billion, comprised of over $1.0 billion in the U.S. and over $1.1 billion internationally. Its system is comprised of independent franchise owners who accounted for nearly 97% of Domino’s stores as of the third quarter of 2015. Emphasis on technology innovation helped Domino’s generate approximately 50% of U.S. sales from digital channels at the end of 2014, and reach an estimated run rate of $4.0 billion annually in global digital sales. Domino’s features an ordering app lineup that covers nearly 95% of the U.S. smartphone market and has recently introduced several innovative ordering platforms, including Ford SYNC®, Samsung Smart TV® and Pebble Watch, as well as Twitter and text message using a pizza emoji. In June 2014, Domino’s debuted voice ordering for its iPhone® and Android™ apps, a true technology first within traditional and e-commerce retail.

Order – www.dominos.com

Mobile – http://mobile.dominos.com

Digital Info – anyware.dominos.com

Company Info – biz.dominos.com

Twitter – http://twitter.com/dominos

Facebook – http://www.facebook.com/dominos

YouTube – http://www.youtube.com/dominos

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Domino’s Pizza Recapitalization, Page Three

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements relating to our anticipated profitability, estimates in same store sales growth, the growth of our international business, ability to service our indebtedness, our future cash flows, our operating performance, trends in our business and other descriptions of future events reflect the Company’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include: the level of our long-term and other indebtedness; uncertainties relating to litigation; consumer preferences, spending patterns and demographic trends; the effectiveness of our advertising, operations and promotional initiatives; the strength of our brand in the markets in which we compete; our ability to retain key personnel; new product, digital ordering and concept developments by us, and other food-industry competitors; the ongoing level of profitability of our franchisees; and our ability and that of our franchisees to open new restaurants and keep existing restaurants in operation; changes in operating expenses resulting from changes in prices of food (particularly cheese), labor, utilities, insurance, employee benefits and other operating costs; the impact that widespread illness or general health concerns may have on our business and the economy of the countries where we operate; severe weather conditions and natural disasters; changes in our effective tax rate; changes in foreign currency exchange rates; changes in government legislation and regulations; adequacy of our insurance coverage; costs related to future financings; our ability and that of our franchisees to successfully operate in the current credit environment; changes in the level of consumer spending given the general economic conditions including interest rates, energy prices and weak consumer confidence; availability of borrowings under our variable funding notes and our letters of credit; the final terms and timing of completion of the ASR; and changes in accounting policies. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our annual report on Form 10-K. These forward-looking statements speak only as of the date of this press release, and you should not rely on such statements as representing the views of the Company as of any subsequent date. Except as required by applicable securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.